                               SCHEDULE 14A INFORMATION

                      PROXY STATEMENT PURSUANT TO SECTION 14(a)
                        OF THE SECURITIES EXCHANGE ACT OF 1934


              Filed by the Registrant                      [X]
              Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                                United Financial Corp.
           -------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)

  ----------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if Other that the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

    (1)  Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------

    (2)  Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------

    (4)  Proposed maximum aggregate value of transaction :

    --------------------------------------------------------------------

    (5)  Total fee paid:

    --------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    --------------------------------------------------------------------

    (2)  Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------

    (3)  Filing Party:

    --------------------------------------------------------------------

    (4)  Date Filed:

    --------------------------------------------------------------------

                            [UNITED FINANCIAL CORP. LOGO]

                                601 FIRST AVENUE NORTH
                              GREAT FALLS, MONTANA 59401
                                    (406) 761-2200


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              To be Held April 23, 1997

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of United Financial Corp. (the "Company") will be held at the Company's offices, 601 First Avenue North, Great Falls, Montana 59401 on April 23, 1997, at 1:30 p.m., Mountain time, for the following purposes:

    1. To consider and vote upon an amendment to Article 2 of the Company's Articles of Incorporation to change the par value of the Company's Common Stock and Preferred Stock from $1.00 par value to no par value;

    2. To elect two directors of the Company to serve on the Board of Directors until the annual meeting of shareholders to be held in 2000 or until their successors are duly elected and qualified;

    3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year commencing January 1, 1997;

    4. To consider and act upon one stockholder proposal, if properly presented to the meeting, which is set forth and described in the attached Proxy Statement; and

    5. To consider and act upon any other matters that may properly come before the meeting or any adjournments thereof.

    The Board of Directors has selected March 1, 1997 as the record date for the Annual Meeting. Only those shareholders of record at the close of business on that date will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof.

                             By the Order of the Board of Directors

                             /s/ Bruce K. Weldele

                             Bruce K. Weldele
                             CHAIRMAN OF THE BOARD AND
                             CHIEF EXECUTIVE OFFICER
Great Falls, Montana
March 27, 1997

                                UNITED FINANCIAL CORP.
                                601 FIRST AVENUE NORTH
                              GREAT FALLS, MONTANA 59401
                                    (406) 761-2200
                         -------------------------------

                                   PROXY STATEMENT

                         -------------------------------

                 INFORMATION RELATING TO VOTING AT THE ANNUAL MEETING

         This Proxy Statement (the "Proxy Statement") is being furnished to shareholders of United Financial Corp., a Minnesota corporation (the "Company"), in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Shareholders ( the "Annual Meeting") to be held at 601 First Avenue North in Great Falls, Montana on April 23, 1997, at 1:30 p.m., Mountain time, and at any adjournment or adjournments thereof. The approximate date of mailing of this proxy statement and the accompanying form of proxy is March 27, 1997.

         The Board of Directors of the Company has selected March 1, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A total of 1,223,312 shares of the Company's Common Stock were outstanding as of the close of business on that date. Shareholders will be entitled to cast one vote for each share of the Company's Common Stock held by them of record at the close of business on the record date on any matter that may be presented at the Annual Meeting for consideration and action by the shareholders.

         All valid proxies received in response to the solicitation will be voted in accordance with the instructions indicated thereon by the shareholders giving such proxies. If no contrary instructions are given, each such proxy will be voted in favor of the amendment to the Articles of Incorporation of the Company, in favor of the election of the two Director nominees named in this proxy statement, unless and to the extent authority to do so is withheld in the enclosed proxy, in favor of the proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company and against the shareholder proposal. Shares voted as "withhold vote for" one or more directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

         The Board of Directors does not know of any business to be presented for action at the Annual Meeting other than that described herein. If any other business is properly presented at the Annual Meeting and may be properly voted upon, the proxies solicited hereby will be voted on such matters in accordance with the best judgment of the proxy holders named therein. The Company's bylaws provide that shareholder proposals not included in this year's proxy solicitation materials must be submitted in writing to the Secretary of the Company at least five days before the Annual Meeting in order to be considered at the meeting.

         Any shareholder has the power to revoke his proxy at any time before it is voted at the Annual Meeting by filing written notice of such revocation to the Secretary of the Company (which notice shall be given by the filing of a duly executed proxy bearing a later date) or by attending the Annual Meeting and voting in person. Proxies solicited by the Company's Board of Directors hereby are for use solely at the Annual Meeting and any adjournment or adjournments thereof.

         The expense of this proxy solicitation will be borne by the Company.
To the extent necessary, proxies may be solicited by personnel of the Company in person, by telephone, or through other forms of communication. Company personnel who participate in the solicitation will not receive any additional compensation for such solicitation. The Company will request recordholders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares and will reimburse such recordholders for their reasonable expenses incurred in doing so.


                  SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    Except as set forth in the table below, no person is known to the Company to own beneficially more than 5% of the outstanding shares of the Company's Common Stock.

               Name and Address        Amount and Nature of       Percent
             of Beneficial Owner       Beneficial Ownership       of Class
            ------------------------    --------------------     ------------
         Eighteen Seventy Financial Inc.      120,000              9.8%(1)
         Two Manhattanville Road
         Purchase, New York  10577
------------------------
(1) As reported by Schedule 13D dated August 30, 1996 filed by Eighteen Seventy Financial, Inc. and its parent corporation, Eighteen Seventy Corporation.

                          SECURITIES OWNERSHIP OF MANAGEMENT

    The following table sets forth information as of March 1, 1997 concerning the shares of Company's Common Stock beneficially owned by each director, by each nominee for director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Except as otherwise noted, each beneficial owner listed has sole investment and voting power with respect to the common stock indicated.

                                            Number of Shares
         Name of Individual or              of Common Stock      Percent
      Number of Persons in Group           Beneficially Owned    of Class
      ---------------------------         --------------------   --------
         Bruce K. Weldele                      30,000 (1)         2.5%
         J. William Bloemendaal                28,760 (2)(3)      2.4
         Elliott L. Dybdal                     18,750 (3)         1.5
         William L. Madison                       100               *
         Dean J. Mart                           5,000               *
         Rudy Tramelli                            100 (3)           *
         Larry D. Williams                        150 (3)           *

         All directors and executive
         officers as a group (11 persons)     101,030             8.3%

------------------------
(1) Includes 5,000 shares held by Bruce K. Weldele in an Individual Retirement Account.

(2) Includes 4,000 shares held by Dr. Bloemendaal in an Individual Retirement Account and 10,000 shares held by Great Falls Orthopaedic Associates Profit Sharing and Pension Plans of which Dr. Bloemendaal is trustee.

(3) Voting and investment power is shared with spouse with whom shares are held jointly.

          PROPOSAL ONE--AMENDMENT TO ARTICLE 2 OF THE COMPANY'S ARTICLES OF
        INCORPORATION TO CHANGE THE PAR VALUE OF THE COMPANY'S COMMON STOCK AND
                 PREFERRED STOCK FROM $1.00 PAR VALUE TO NO PAR VALUE

    The Company's Board of Directors has unanimously approved the amendment to its Articles of Incorporation to change the par value of the Company's Common Stock and Preferred Stock from $1.00 par value to no par value ("Articles Amendment"). The Company's Board believes the adoption of the foregoing Articles Amendment is in the best interests of all of the Company's shareholders and recommends that the Company's shareholders vote in favor of the Articles Amendment.

      THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING RESOLUTIONS WHICH WILL BE PRESENTED AT THE COMPANY'S ANNUAL MEETING:

         RESOLVED, that Article 2(a) of the Articles of Incorporation of the Company be, and hereby is, replaced with the following:
    "AUTHORIZED CAPITAL STOCK. The total number of shares of capital stock which the Corporation is authorized to issue shall be 10,000,000 shares, consisting of 8,000,000 shares of no par value common stock ("Common Stock") and 2,000,000 shares of no par value preferred stock ("Preferred Stock"). There shall be no cumulative voting among shareholders of the Corporation. The shareholders of the Corporation shall not have, as a matter of right, any preemptive rights to subscribe for or acquire securities or rights to purchase securities of any class, kind or series of the Corporation."

         RESOLVED FURTHER, that the officers of the Company be, and hereby are, authorized and directed to execute such documents and certificates and take such other action as may be necessary or appropriate to give effect to the foregoing resolution.

    Article 2(a) of the Company's Articles of Incorporation currently provides for a $1.00 par value of the Company's Common Stock and Preferred Stock. The Articles Amendment would provide that the Company's Common Stock and Preferred Stock have no par value. The Articles Amendment would reduce shareholder expenses associated with reprinting stock certificates in the event of a recapitalization. It would also maximize the efficiency of shareholder transactions.

    The affirmative vote of a majority of the holders of the Common Stock and the Preferred Stock entitled to vote at the meeting is necessary to approve the Articles Amendment. If not otherwise specified, properly executed proxies will be voted in favor of the Articles Amendment.


                         PROPOSAL TWO--ELECTION OF DIRECTORS

    In accordance with the Company's bylaws, the Company's Board of Directors is divided into three classes, each class to have, as nearly as possible, an equal number of members. The members of each class are elected for terms of three years with one of the three classes of directors to be elected each year. The number of directors currently authorized by the Company's bylaws is seven.

    Two persons have been nominated for election to the Company's Board of Directors for three-year terms expiring in 2000. Each of the nominees listed below is currently a director and has consented to being named in this proxy statement and has indicated his willingness to serve if elected. If any nominee becomes unable to serve, the proxy solicited hereby will be voted for the election of such other person or persons as the Board of Directors shall select.

    The following table sets forth the names of and certain information concerning the nominees and continuing members of the Board of Directors of the Company.



                                                           Director             Term of      Positions Currently Held
          Nominees For Director         Age                 Since           Office Expires   With The Holding Company
          ---------------------        ----                -------          --------------   -------------------------
         Rudy Tramelli                 68                  1971                1997                Director

         Larry D. Williams             54                  1991                1997                Director

         Continuing Directors
         --------------------

         J. William Bloemendaal        67                  1976                1998                Director

         Elliott L. Dybdal             65                  1980                1998                Director

         William L. Madison            41                  1996                1999                Director

         Dean J. Mart                  55                  1988                1999         Director, Senior Vice President
                                                                                                 -Loan Administration

         Bruce K. Weldele              51                  1983                1999          Chairman, President, Chief
                                                                                            Executive Officer and Director



    MR. TRAMELLI is self-employed and engages in real estate management and development. He has been actively employed in these business activities for over 32 years.

    MR. WILLIAMS is the Superintendent of the Great Falls Public Schools. Before his appointment as Superintendent in July 1989, Mr. Williams served for five years as the Director of Personnel for the Bozeman, Montana Public Schools. His 28-year career in education has included 8 years as a classroom instructor of music at the elementary, secondary and collegiate level and 19 years in a variety of administrative positions.

    DR. BLOEMENDAAL is a full-time physician specializing in orthopaedic surgery. He has practiced medicine since 1961 and has been associated since 1975 with Great Falls Orthopaedic Associates, a five-person group actively practicing orthopaedic surgery. Dr. Bloemendaal currently serves as President of Great Falls Orthopaedic Associates.

    MR. DYBDAL has been employed by Talcott Building Company in Great Falls for over 34 years, serving for the last 21 years as its President and Chief Executive Officer. He also serves as a director of Talcott Building Company.

    MR. MADISON has served as President/owner of Johnson Madison Lumber Co., Inc., a retail building materials business, since 1984.

    MR. MART joined the Company in July 1984 as Senior Vice President. Since that time, he has been responsible for loan administration. Before joining the Company, he was employed for over 20 years by Norwest Company Great Falls, N.A., and served during a period of that time as Vice President - Commercial Loan Officer.

    MR. WELDELE joined the Company in 1983 as Executive Vice President. He has served as President and Chief Executive Officer since October 1983. Mr. Weldele was first elected to the Board of Directors in July 1983. Since January 1984, he has served as Chairman of the Board.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors, which met 12 times during the fiscal year ended December 31, 1996, meets monthly and may have special meetings. Each of the present directors attended at least 75% of the meetings of the Board of Directors and of the Board committees of which he was a member in 1996. The standing committees of the Board of Directors of the Company include the Audit, Nominating, Fringe Benefits and Loan Committees.

    The Audit Committee consists of five members of the Board of Directors:
Elliott L. Dybdal (Chairman), J. William Bloemendaal, William A. Madison, Rudy Tramelli and Larry D. Williams. The Committee is responsible for selecting the outside audit firm for the Company, reviewing the auditor's and the SEC and OTS reports of examination, and overseeing matters relating to internal controls. The Audit Committee met once during the fiscal year ended December 31, 1996.

    The Nominating Committee for the fiscal year ending December 31, 1997 consists of three directors: J. William Bloemendaal (Chairman), Elliott L. Dybdal and William L. Madison. The Nominating Committee is responsible for interviewing and submitting the names of qualified candidates for director to the Secretary at least 20 days prior to the Annual Meeting. Company shareholders who wish to nominate director candidates must deliver such nominations in writing to the Secretary at least five days prior to the date of the Annual Meeting. The Nominating Committee met once during the fiscal year ended December 31, 1996.

    The Fringe Benefits Committee consists of five members of the Board of
Directors: Larry D. Williams (Chairman), J. William Bloemendaal, Elliott L. Dybdal, William L. Madison and Rudy Tramelli. The Committee is responsible for reviewing and approving the various fringe benefit programs that the Company provides to its employees. The Fringe Benefits Committee met twice during the fiscal year ended December 31, 1996.

    All members of the Board of Directors are authorized to serve on the Loan Committee. Only three are required to take action at any particular meeting. The directors who serve at particular meetings of the Loan Committee vary depending upon who is available at the time the Committee must meet. The most senior director present at any such Loan Committee meeting serves as Chairman for the meeting. This Committee, which must approve all loans in excess of $250,000, meets only when a loan of this amount is proposed. The Loan Committee met once during the fiscal year ended December 31, 1996.

COMPENSATION OF DIRECTORS

    Directors employed by the Company are not compensated for their services on the Board of Directors. All directors not employed by the Company receive a monthly retainer of $500. This amount was increased from $450 in May, 1996. In addition, directors not employed by the Company received $500 for attendance at each monthly meeting. Directors not employed by the Company also receive compensation for attendance at special committee meetings at a rate of $50 per hour. Two special committee meetings were held during the fiscal year ended December 31, 1996.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
           ELECTION OF THE ABOVE NOMINEES FOR THE TERMS INDICATED.


               PROPOSAL THREE--RATIFICATION OF APPOINTMENT OF AUDITORS

    KPMG Peat Marwick LLP was the Company's independent public accountant for
the 1996 fiscal year.   The Board of Directors has approved the selection of
KPMG Peat Marwick LLP as its auditors for the fiscal year commencing January 1, 1997, subject to ratification by the Company's shareholders. A representative of KPMG Peat Marwick LLP is expected to be present at the Meeting to respond to shareholders' questions and will have the opportunity to make a statement if he or she so desires.

    Ratification of the appointment of the auditors requires the affirmative vote of a majority of the votes cast by the shareholders of the Company at the Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT

SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR COMMENCING JANUARY 1, 1997.


                         PROPOSAL FOUR--SHAREHOLDER PROPOSAL

    The following shareholder's proposal has been submitted for a vote of the shareholders at the Annual Meeting. To be adopted, a proposal must be approved by the affirmative vote of the majority of shares present or represented by proxy at the Annual Meeting.

    Mr. Roderick E. Peterson, 2621 Ninth Avenue South, Great Falls, Montana 59405, advises that he intends to present for consideration and action at the Annual Meeting the following resolution:

         RESOLVED: That the shareholders of United Financial Corp. recommend that the Board of Directors institute a Director Ownership Plan in order to have a financial interest in the business of United Financial Corp.

    The following is proposed:

    Ownership of Stock by non-employee directors

         "The monthly retainer fee shall be paid monetarily in one-third (1/3) cash and two-thirds (2/3) reinvested in stock of the Company for a period sufficient enough (or as long as Directorship is maintained) until ownership of common stock amounts to the greater of; (1) $25,000 market value or (2) until such time that a minimum of 1000 shares of United Financial Corp. common stock be owned and/or registered in the name of such Director only with cumulative family ownership not included."

    Ownership of Stock by employee directors.

         "Required ownership of common stock shall be the greater of; (1) $25,000 market value or (2) .25 percent (.0025) of total outstanding common stock of United Financial Corp."

    Mr. Peterson has submitted the following statement in support of his proposal:

         "Increased stock ownership for all members of the Board further strengthens the commonality of interest between the Board of Directors and the shareholders."

                      INFORMATION RELATING TO EXECUTIVE OFFICERS

    The following table sets forth information with respect to the executive officers of the Company or United Savings Bank (the "Bank") who are not directors of the Company or the Bank. All executive officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.



                  Name                            Age                        Position Held
          ----------------------                 -----           -------------------------------------
         Charles J. Hallingstad                  46             Vice President - Marketing and Human
                                                                     Resources

         Loyall Kissee                           55             Vice President - Branch and Savings
                                                                     Administration, Secretary and Branch
                                                                     Manager

         G. Brent Marvosh                        49             Vice President - Finance/Treasurer

         Michael J. McCleary                     48             Vice President - Operations



    Mr. Hallingstad joined the Bank in 1972 and has served in various capacities since that time. In January 1981, he was named Vice President in charge of Marketing. Since January 1984, he has served as Vice President in charge of Marketing and Human Resources.

    Mr. Kissee joined the Bank in 1974 and has held various positions since that time. In March 1980, he was elected Vice President in charge of Branch and Savings Administration. In 1981, Mr. Kissee was elected Secretary of the Bank and has served in that capacity since that time. Since February 1986, he has served as Branch Manager of the Bank's branch office in Havre.

    Mr. Marvosh, a certified public accountant, joined the Bank in October 1980 and has served the Company in various capacities since that time. Commencing January 1983, he served as Assistant Controller and in November 1983 was elected Treasurer/Controller. In October 1985, he was elected Vice President in addition to his position as Treasurer/Controller.

    Mr. McCleary joined the Bank in 1977 and has acted in several different capacities since that time. In January 1981, he became Assistant Vice President having responsibilities as Treasurer/Controller until January 1983 when he became Assistant Vice President in charge of Operations. In October 1985, he was elected Vice President in charge of Operations.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    SUMMARY COMPENSATION TABLE. The following table shows the cash compensation paid by the Company for services rendered during the past three (3) fiscal years ended December 31, 1996, to its President and Chief Executive Officer. No other executive officer received total cash compensation during the period exceeding $100,000.




                                                                                  LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION      --------------------------------------
 Name of Individual            Fiscal    -----------------------------  Restricted  Options    LTIP   All Other
And Principal Positions         Year      Salary(1)     Bonus     Other    Stock(2)   SARS(2)  Payouts  Comp.(3)
------------------------        ------   -----------    -----     -----    --------   ------   -------  --------
Bruce K. Weldele                1996     $155,100       -0-       -0-        --        --        --    $1,900
  Chairman of the Board,        1995      150,000       -0-       -0-        --        --        --     3,080
     President and Chief        1994      144,000       -0-       -0-        --        --        --     3,080
     Executive Officer and
     Director
---------------

(1) Includes earnings reductions contributions made by Bruce K. Weldele to the Company's 401(k) Plan (or that of the Bank prior to the formation of the Company).

(2) Neither the Company nor the Bank maintains any plan pursuant to which it has granted or issued options, SARs, restricted stock, or other stock based compensation to executives.

(3) Represents the Company's or the Bank's contributions on behalf of Bruce K. Weldele to the 401(k) Thrift Retirement Plan.

    PENSION PLAN. The Company has a noncontributory defined benefit pension plan (the "Pension Plan") which is administered by the Financial Institutions Retirement Fund (the "Fund"). The Fund is a nonprofit, tax-qualified pension plan and trust through which Federal Home Loan Banks, savings and loan associations and similar institutions may cooperate in providing for the retirement of their employees.

    After becoming eligible for membership in the Pension Plan, employees who complete 1,000 hours of service each calendar year will be enrolled as active members and will be entitled to accrue retirement benefits under the Pension Plan. The monthly pension amount to be received by an employee under the Pension Plan upon retirement is based on an employee's benefit service and salary. Benefit service includes the period of employment as an active member in the Pension Plan in addition to any previous employment prior to the date the Company joined the Fund and for which it has purchased credit. Salary for purposes of the Company's contributions to the Pension Plan includes an employee's basic annual salary rate as of each January 1, exclusive of any special payments.

    Whether an employee has a vested right to receive retirement benefits under the Pension Plan depends upon the employee's age and years of vesting service. Vesting service includes the period of time beginning from the first day of the month in which an employee was hired and the last day of the month in which the employee terminates his or her employment. Vesting service specifically excludes service performed after an employee has attained the age of 65 and does not include any period of employment that precedes the earliest date that the Holding Company provided the employee with credit under any pension plan. An active member employee who has performed 5 years of vesting service, is fully vested and is entitled to receive 100% of his retirement benefits under the Pension Plan upon attaining the age of 65, whether or not such employee has terminated employment with the Company prior to attaining the age of 65. Any employee who has completed fewer than 5 years of vesting service will not be eligible to receive retirement benefits if such employee terminates service with the Company prior to becoming fully vested.

    Retirement benefits under the Pension Plan will be paid when an employee entitled to such benefits attains the normal retirement age of 65. In certain circumstances, some individuals may be entitled to receive early retirement benefits upon attaining the age of 45, although such benefits will be reduced on the basis of an early retirement factor that is applied to the full amount the employee would be entitled to receive at the normal retirement age of 65.

    The following table sets forth, in straight life annuity amounts, the estimated benefits payable upon retirement to active member participants in the Pension Plan. The estimated annual benefits set forth in the table do not reflect, however, refunds of contributions that members made and elected to receive while the Company participated on a contributory basis. Salary is calculated on the basis of the employee's average salary in the five highest consecutive years of compensation; provided, however, if an employee has fewer than five years of service at the time of his retirement, salary is based on the employee's previous year's salary and, assuming salaries increase at 5% per annum, the estimated pension benefits are approximately 15% lower than those reflected in the table based on the 5-year highest salary average.



                                             Years of Service
                 --------------------------------------------------------------------------
    Salary           15             20             25             30                  35
  ----------     ----------     ---------      ---------      ---------           ----------
 $ 30,000       $ 10,125       $ 13,500       $ 16,875       $ 20,250            $ 23,625
   40,000         13,500         18,000         22,500         27,000              31,500
   50,000         16,875         22,500         28,125         33,750              39,375
   60,000         20,250         27,000         33,750         40,500              47,250
   70,000         23,625         31,500         39,375         47,250              55,125
   80,000         27,000         36,000         45,000         54,000              63,000
   90,000         30,375         40,500         50,625         60,750              70,875
  100,000         33,750         45,000         56,250         67,500              78,750
  110,000         37,125         49,500         61,875         74,250              86,625
  120,000         40,500         54,000         67,500         81,000              94,500
  130,000         43,875         58,500         73,125         87,750             102,375



    During the fiscal year ended December 31, 1996, no funds were paid or distributed pursuant to the Pension Plan to Mr. Weldele, the most highly compensated executive officer named above. At December 31, 1996, Mr. Weldele had twelve years of credited service under the Pension Plan and his defined compensation for purposes of the Pension Plan as of December 31, 1996 was $127,800.

    EXECUTIVE OFFICER SEVERANCE AGREEMENTS. During fiscal year 1993, the Board of Directors approved change of control severance agreements for each of the executive officers of the Company and the Bank. The agreements provide for severance compensation for each of the executive officers in the event any company or person acquires control of the Bank, as determined in accordance with applicable federal regulations. Pursuant to his agreement, upon a change of control, Mr. Weldele would be entitled to lump-sum compensation equal to two times his annual base salary plus any target bonuses, and 24 months of continued welfare and employee benefits. The agreements with all other executive officers provide for payment upon a change of control of lump-sum compensation equal to the annual base salary, plus any target bonuses, and 12 months of continued welfare and employee benefits.

    BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION. The Board of Directors has furnished the following report on executive compensation:

         All directors not employed by the Company annually review salary recommendations made by the Chief Executive Officer which cover all officers (other than the Chief Executive Officer). The specific recommendations reflect the job responsibilities assigned to each officer, the manner in which those duties have been performed, and the prevailing market conditions relative to each position.

         Compensation of the Chief Executive Officer for 1996 was reviewed by the directors and increased at approximately the inflation rate.

                                                 Elliott L. Dybdal
                                                 J. William Bloemendaal
                                                 Rudy Tramelli
                                                 Larry D. Williams
                                                 William L. Madison

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS BETWEEN MANAGEMENT AND THE
COMPANY

    The Company is a holding company for United Savings Bank, F.A. (the "Bank"). The Bank is a federally chartered savings bank headquartered in Great Falls, Montana. The Company makes mortgage and consumer loans to the Company's directors, officers and employees in accordance with regulations promulgated by the OTS and other applicable statutes and regulations. These loans are currently made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with nonaffiliated persons and, in the judgment of management, do not involve more than the normal risk of collectibility or present other unfavorable features.

STOCK PRICE PERFORMANCE GRAPH(1)

    The graph below compares cumulative total shareholder return of the Company, the S&P 500 Index and the S&P Savings and Loan Holding Company Index. Total returns assume a $100 investment on December 31, 1991 and are based on quarterly reinvestment of dividends and quarterly stock prices.


                              TOTAL SHAREHOLDER RETURNS
                                      [GRAPH]

                                                1991     1992     1993     1994     1995     1996
                                                ----     ----     ----     ----     ----     ----
United Financial Corp.                           100    138.71   221.47   164.94   191.94   221.31
S & P 500 Index                                  100    105.30   110.42    96.01   158.29   189.44
S & P Savings and Loan Holding Company Index     100    107.62   118.46   120.03   165.13   203.05


(1) The years from 1991 through 1995 of the Stock Performance Graph incorporates the performance of the United Savings Bank, F.A. prior to the formation of the holding company.

                                    ANNUAL REPORT

    The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996, including, but not limited to, statements of consolidated financial condition at December 31, 1996 and 1995 and related statements of consolidated income, changes in shareholders' equity and cash flows for the years ended December 31, 1996, 1995, and 1994 prepared in conformity with generally accepted accounting principles, has been provided under separate cover. The Company will file with the SEC, for the year ended December 31, 1996, an Annual Report on Form 10-K, together with applicable financial statements and schedules thereto. THE COMPANY WILL FURNISH, WITHOUT CHARGE, UPON WRITTEN REQUEST OF ANY SHAREHOLDER WHO REPRESENTS IN HIS REQUEST THAT HE WAS THE BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK ON MARCH 1, 1997, A COPY OF THE ANNUAL REPORT ON FORM 10-K. Requests should be directed to: G. Brent Marvosh, Vice President, P.O. Box 2509, Great Falls, Montana 59403.

                                SHAREHOLDER PROPOSALS

    Any shareholder of the Company wishing to have a proposal consideration for inclusion in the Company's 1998 proxy solicitation materials must set forth such proposal in writing and file it with the Secretary of the Company on or before November 23, 1997. Shareholder proposals not included in the Company's 1997 proxy solicitation materials must, in order to be considered at the 1998 Annual Meeting, be submitted in writing to the Secretary of the Company at least five days before the date announced for next year's Annual Meeting. The Board of Directors of the Company will review any shareholder proposals which are filed as required and will determine whether such proposals meet applicable criteria either for inclusion in its 1998 proxy solicitation materials or for consideration at the 1998 Annual Meeting.

    YOU ARE URGED TO VOTE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

                                  By the Order of the Board of Directors

                                  /s/ Bruce K. Weldele

                                  BRUCE K. WELDELE
                                  CHAIRMAN OF THE BOARD AND
                                  CHIEF EXECUTIVE OFFICER

Great Falls, Montana
March 27, 1997

                                UNITED FINANCIAL CORP.
               REVOCABLE PROXY FOR 1997 ANNUAL MEETING OF SHAREHOLDERS
                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints the Board of Directors of United Financial Corp., with full powers of substitution, to vote all shares of Common Stock of United Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the main office of the Bank, 601 First Avenue North, Great Falls, Montana 59401 on Wednesday, April 23, 1997, at 1:30 p.m. Montana Time and at any and all adjournments thereof, as follows:

    1. To consider and vote upon an amendment to Article 2 of the Company's Articles of Incorporation to change the par value of the Company's Common Stock and Preferred Stock from $1.00 par value to no par value.

                   / / FOR        / /  AGAINST         / / ABSTAIN

    2. The election as director of two nominees listed below each for a 3 year term (except as marked to the contrary):

                   / / FOR        / /  WITHHELD
         TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, PLACE A LINE THROUGH THE NOMINEE'S NAME BELOW:
                          Rudy Tramelli,  Larry D. Williams

    3. Proposal to ratify the appointment of KPMG Peat Marwick LLP as independent auditors of United Financial Corp., for the fiscal year ending December 31, 1997.
                   / / FOR        / /  AGAINST         / / ABSTAIN

    4.   Shareholder Proposal to institute a Director Ownership Plan.
                   / / FOR        / /  AGAINST         / / ABSTAIN

The Board of Directors recommends a vote "FOR" propositions 1, 2 and 3.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
               PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED.

    This proxy may be revoked by filing a subsequently dated proxy or by notifying the Secretary of the Bank of your decision to revoke this proxy, either in person at the Meeting or in writing.

    When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                   Date:______________________________, 1997

                   _______________________________________
                        Signature

                   _______________________________________
                        Signature if jointly held




                   PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY